Exhibit 99.1

Allakos Reports Fourth Quarter and Full Year 2018 Financial Results and 2018 Corporate Highlights

REDWOOD CITY, Calif., March 14, 2019 – Allakos Inc. (Nasdaq: ALLK), a biotechnology company developing AK002 for the treatment of eosinophil and mast cell related diseases, today reported financial results for the fourth quarter and full year ended December 31, 2018, and provided an overview of its 2018 corporate and clinical accomplishments.

Key Accomplishments in 2018

•	Orphan drug designation granted in February 2018 by U.S. Food and Drug Administration (FDA) for the treatment of Eosinophilic Gastritis (EG) and Eosinophilic Gastroenteritis (EGE) with AK002.
•	Initiated a placebo-controlled double-blind Phase 2 study in patients with EG and/or EGE. Topline results from the study are expected mid-2019.
•	Initiated and completed an open-label Phase 2 study in patients with Chronic Urticaria (CU). Topline results from the study were reported in the first quarter of 2019.
•	Completed an open-label Phase 1 study in patients with Indolent Systemic Mastocytosis (ISM). Topline results from the study were reported in the first quarter of 2019.
•	Initiated an open-label Phase 1 study in patients with Severe Allergic Conjunctivitis (SAC). Topline results from the study are expected in the first or second quarter of 2019.
•

Closed an initial public offering (IPO) and concurrent private placement in July 2018, issuing 8,453,332 shares of common stock at an offering price of $18.00 per share. Aggregate cash proceeds received from the IPO and concurrent private placement were approximately $138.4 million, net of underwriting discounts, commissions and offering expenses.

Fourth Quarter and Full Year 2018 Financial Results

Research and development expenses were $11.0 million in the fourth quarter of 2018 as compared to $5.1 million in the same period in 2017, an increase of $5.9 million. Research and development expenses were $33.3 million for the full year 2018 as compared to $18.5 million in the same period in 2017, an increase of $14.8 million.

General and administrative expenses were $4.5 million in the fourth quarter of 2018 as compared to $1.4 million in the same period in 2017, an increase of $3.1 million. General and administrative expenses were $12.4 million for the full year 2018 as compared to $3.7 million in the same period in 2017, an increase of $8.7 million.

Allakos reported a net loss of $14.5 million in the fourth quarter of 2018 as compared to $7.9 million in the same period in 2017, an increase of $6.6 million. Net loss per basic and diluted share was $0.35 for the fourth quarter of 2018 compared to $4.08 in the same period in 2017. For the year ended December 31, 2018, net loss was $43.5 million and net loss per basic and diluted share was $2.20 compared to $23.6 million and $14.54, respectively, for the same period in 2017.

Allakos ended fiscal year 2018 with $178.9 million in cash, cash equivalents and marketable securities.

About Allakos

Allakos is a clinical stage biotechnology company developing antibodies that target immunomodulatory receptors present on immune effector cells involved in allergic, inflammatory, and proliferative diseases. The Company’s lead antibody, AK002, targets Siglec-8, an inhibitory receptor selectively expressed on human mast cells and eosinophils. Inappropriately activated eosinophils and mast cells have been identified as key drivers in a number of severe diseases affecting the gastrointestinal tract, eyes, skin, lungs and other organs. AK002 has completed Phase 1 studies in healthy volunteers, indolent systemic mastocytosis, and a Phase 2 trial in patients with chronic urticaria. AK002 demonstrated pharmacodynamic activity in trials and in the trials involving patients with chronic urticaria and indolent systemic mastocytosis, patients reported improvements in their symptoms. AK002 is being tested in a double-blind, placebo-controlled Phase 2 trial for the treatment of eosinophilic gastritis and eosinophilic gastroenteritis. In addition, Allakos is conducting multiple-dose trials with AK002 in severe allergic conjunctivitis. For more information, please visit the Company's website at www.allakos.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, the timing of top-line results from Allakos’ ongoing clinical trials. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: Allakos’ early stages of clinical drug development; Allakos’ ability to timely complete clinical trials for, and if approved, commercialize AK002, its lead compound; Allakos’ ability to obtain required regulatory approvals for its product candidates; uncertainties related to the enrollment of patients in its clinical trials; Allakos’ ability to demonstrate sufficient safety and efficacy of its product candidates in its clinical trials; uncertainties related to the success of later-stage clinical trials, regardless of the outcomes of preclinical testing and early-stage trials; market acceptance of Allakos’ product candidates; uncertainties related to the projections of the size of patient populations suffering from the diseases Allakos is targeting; Allakos’ ability to advance additional product candidates beyond AK002; Allakos’ ability to obtain additional capital to finance its operations; and other important risk factors set forth in Allakos’ Form 10-K filed with the SEC on March 14, 2019, and Allakos’ future reports to be filed with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Allakos specifically disclaims any obligation to update any forward-looking statement, except as required by law.

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Source: Allakos Inc.

Investor Contact:	Media Contact:
Adam Tomasi, COO, CFO	Denise Powell
ir@allakos.com	denise@redhousecomms.com

Allakos Inc.

Statements of Operations and Comprehensive Loss

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(unaudited)
Operating expenses
Research and development	$11,031	$5,051	$33,287	$18,506
General and administrative	4,482	1,395	12,434	3,748
Total operating expenses	15,513	6,446	45,721	22,254
Loss from operations	(15,513)	(6,446)	(45,721)	(22,254)
Interest income (expense), net	1,023	(586)	2,375	(1,302)
Other expense, net	(38)	(177)	(192)	(287)
Loss before benefit from income taxes	(14,528)	(7,209)	(43,538)	(23,843)
Provision for (benefit from) income taxes	—	675	—	(291)
Net loss	(14,528)	(7,884)	(43,538)	(23,552)
Unrealized loss on marketable securities, net of tax	18	—	(15)	—
Comprehensive loss	$(14,510)	$(7,884)	$(43,553)	$(23,552)
Net loss per common share:
Basic and diluted	$(0.35)	$(4.08)	$(2.20)	$(14.54)
Weighted-average number of common shares outstanding:
Basic and diluted	42,068	1,930	19,833	1,620

allakos inc.

CONDENSED balance sheets

(in thousands)

	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$33,660	$85,207
Investments in marketable securities	145,246	—
Prepaid expenses and other current assets	2,703	1,037
Total current assets	181,609	86,244
Property and equipment, net	8,848	445
Other long-term assets	802	340
Total assets	$191,259	$87,029
Liabilities, convertible preferred stock and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$2,092	$1,703
Accrued expenses and other current liabilities	3,164	1,089
Total current liabilities	5,256	2,792
Other long-term liabilities	2,009	36
Total liabilities	7,265	2,828
Convertible preferred stock	—	142,969
Stockholders' equity (deficit):
Common stock	42	3
Additional paid-in capital	288,079	1,803
Accumulated other comprehensive income	(15)	—
Accumulated deficit	(104,112)	(60,574)
Total stockholders’ equity (deficit)	183,994	(58,768)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$191,259	$87,029